       As filed with the Securities and Exchange Commission on December 18, 2000
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                          PEAK INTERNATIONAL LIMITED
            (Exact Name of Registrant as Specified in its Charter)


              Bermuda                                       None
    (State or other jurisdiction of           (I.R.S. Employer Indentification
    incorporation or organization)                         Number)

                               44091 Nobel Drive
                                 P.O. Box 1767
                               Fremont, CA 94538
                   (Address of Principal Executive Offices)

         2000 PEAK INTERNATIONAL LIMITED EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan)

                              ------------------

                                 Jack Menache
          Vice President Administration, General Counsel & Secretary
                           Peak International, Inc.
                               44091 Nobel Drive
                               Fremont, CA 94538
                    (Name and address of Agent for Service)

                                  Copies to:
                               Michael J. Nooney
                          Simpson Thacher & Bartlett
                             3330 Hillview Avenue
                              Palo Alto, CA 94304
                                (650) 251-5000

                              ------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    Proposed Maximum       Proposed Maximum
                                               Amount to be        Offering Price Per     Aggregate Offering         Amount of
  Title of Securities to be Registered         Registered (a)           Share (b)              Price(b)           Registration Fee
----------------------------------------     -----------------     -------------------    ------------------    -------------------
Common Stock, par value US $.01 per share         700,000                6.0625                4,243,750              1,120.35

(a) Includes (i) 200,000 shares issuable pursuant to the 2000 Peak International Limited Employee Stock Purchase Plan and (ii) 500,000 shares issuable pursuant to the 1998 Share Option Plan.

(b) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933. The per share price, as provided in Rule 457(c), in respect of options the exercise price of which is not now known, was determined by reference to the average of the high and low sale price for Peak International Limited's shares of Common Stock reported on the Nasdaq Stock Market on December 15, 2000.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Peak International Limited (the "Registrant" or the "Company") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 200,000 shares of the Registrant's Common Stock, par value US$0.01 per share ("Common Stock"), for issuance pursuant to the Company's 2000 Employee Stock Purchase Plan (the "2000 Plan"), and 500,000 shares of Common Stock for issuance pursuant to the Company's 1998 Share Option Plan (the "1998 Plan").

Item 3.  Incorporation of Documents By Reference.

         The following documents are hereby incorporated by reference: (i) the Company's annual report on Form 20-F for the year ended March 31, 2000, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") on August 14, 2000 (File No. 000-29332) and amended on August 29, 2000, (ii) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission pursuant to the Exchange Act on August 14, 2000 (File No. 000-29332), (iii) the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission pursuant to the Exchange Act on November 15, 2000 (File No. 000-29332), (iv) the Company's annual proxy statement, filed with the Commission on Form 6-K pursuant to the Exchange Act on August 14, 2000 (File No. 000-29332) and amended on August 29, 2000, (v) the section entitiled "DESCRIPTION OF THE SHARES" in the Company's Registration Statement on Form F-1, filed on May 29, 1998 (File No. 333-53925), and (vi) the Company's registration statement on Form S-8, filed with the Commission pursuant to the Securities Act of 1933, as amended on July 30, 1998 (File No. 333-60161).

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Subject to the provisions of the Companies Act 1981 of Bermuda and so far as may be permitted by Bermuda law, the Registrant's Bye-laws provide that the Directors, Secretary and other officers of the Registrant shall, to the fullest extent permitted by law, be indemnified and secured harmless out of the assets and profits of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, or their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

         The Registrant has obtained an insurance policy which provides liability coverage, including coverage for liabilities arising under U.S. federal securities laws, for directors and officers and which contains certain exceptions and exclusions.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

             Exhibit       Description

               4.1 Memorandum of Association of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

               4.2 Bye-Laws of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

               4.3 Specimen of Share Certificate for the Shares of Common Stock of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

               4.4         2000 Peak International Limited Employee Stock
                           Purchase Plan*

               4.5 1998 Share Option Plan (filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-60161) and incorporated herein by reference)

                5          Opinion of Conyers Dill & Pearman*

             Exhibit       Description


               15          Awareness Letter of Deloitte Touche Tohmatsu*

               23.1        Consent of Deloitte Touche Tohmatsu*

               23.2 Consent of Conyers Dill & Pearman (included in the opinion filed as Exhibit 5)

               24 Powers of Attorney (included as part of the signature pages hereof)

              -----------------------

               * Filed herewith

Item 9.  Required Undertakings.

           (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      to include any prospectus required by
                      Section 10(a)(3) of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Fremont, State of California, on this 18th day of December 2000.

                                     PEAK INTERNATIONAL LIMITED


                                     By:   /s/ Calvin Reed
                                        ----------------------------------------
                                           Calvin Reed
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Calvin Reed, Jerry Mo and Jack Menache, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities on this 18th day of December 2000:


                        Signature                                   Title                              Date
                        ---------                                   -----                              ----
                     /s/ Calvin Reed                      President and Chief Executive          December 18, 2000
         --------------------------------------           Officer
                         Calvin Reed

                     /s/ Jerry Mo                         Chief Financial Officer and            December 18, 2000
        --------------------------------------            Controller
                         Jerry Mo

                     /s/ T.L. Li                          Chairman of the Board                  December 18, 2000
        --------------------------------------
                         T.L. Li

                     /s/ Douglas Broyles                  Director                               December 18, 2000
        --------------------------------------
                         Douglas Broyles

                     /s/ William Snyder                   Director                               December 18, 2000
        --------------------------------------
                         William Synder

         The U.S. Authorized Representative. Because the registrant is a foreign person under the Securities Act of 1933, as amended, this registration statement has been signed by the following person as the registrant's authorized representative in the United States on this 18th day of December 2000.

                                        PEAK INTERNATIONAL LIMITED

                                        By:        /s/ Jack Menache
                                             -----------------------------------
                                             Jack Menache
                                             Vice President Administration,
                                             General Counsel & Secretary

                                  EXHIBIT INDEX

Exhibit  Description

4.1 Memorandum of Association of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.2 Bye-Laws of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.3 Specimen of Share Certificate for the Shares of Common Stock of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 333-6652) and incorporated herein by reference)

4.4      2000 Peak International Limited Employee Stock Purchase Plan*

4.5 1998 Share Option Plan (filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-60161) and incorporated herein by reference)

5        Opinion of Conyers Dill & Pearman*

15       Awareness Letter of Deloitte Touche Tohmatsu*

23.1     Consent of Deloitte Touche Tohmatsu*

23.2     Consent of Conyers Dill & Pearman (included in the opinion filed as
         Exhibit 5)

24       Powers of Attorney (included as part of the signature pages hereof)

-----------------------
* Filed herewith